Exhibit 99.1

PANDORA REPORTS Q2 2014 FINANCIAL RESULTS

•                 Q2 2014 total revenue was $218.9 million, representing year-over-year growth of 43% and 38% on a GAAP and non-GAAP basis

•                 Q2 2014 total mobile revenue of $167.5 million, growing 59% and 51% year-over-year on a GAAP and non-GAAP basis

•                 Q2 2014 local advertising revenue of $35.3 million, growing 144% year-over-year

•                 Q2 2014 non-GAAP diluted EPS of $0.04; GAAP EPS was a loss of $0.06

•                 Share of total U.S. radio listening for Pandora in June 2014 was 8.90%, an increase from 7.04% at the same time last year

OAKLAND, Calif. – July 24, 2014 – Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the second quarter ended June 30, 2014.

“Our better than expected second quarter results demonstrate success and continued business acceleration as a result of our investments in mobile and local advertising. Mobile advertising reached a record 76% of total ad revenue and local grew at 144% year-over-year,” stated Brian McAndrews Chairman, President and CEO of Pandora. “As a company, we are united by Pandora’s clear sense of purpose to unleash the infinite power of music, and we’re attracting the brightest stars in the advertising, technology and music industries to help drive our business forward.”

Second Quarter 2014 Financial Results

Revenue: For the second quarter of 2014, total revenue was $218.9 million, a 38% year-over-year increase on a non-GAAP basis1. Advertising revenue was $177.3 million, a 39% year-over-year increase. Subscription and other revenue was $41.6 million, a 35% year-over-year increase on a non-GAAP basis.

EPS: For the second quarter of 2014, GAAP basic and diluted EPS were a loss of $0.06. Non-GAAP basic and diluted EPS were $0.04, both excluding $20.6 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP basic and diluted EPS and non-GAAP basic EPS were based on 205.7 million weighted average shares outstanding and non-GAAP diluted EPS was based on 218.6 million weighted average shares outstanding.

1 The subscription return reserve consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. The Company was required to defer all revenue until the refund rights lapsed or until it developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights. As such, the GAAP revenue results for the first quarter of 2014 included a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve.

Cash and Investments: For the second quarter of 2014, the Company ended with $437.9 million in cash and investments compared to $445.9 million at the end of the prior quarter. Cash used in operating activities was $7.1 million for the second quarter of 2014, compared to $4.6 million in the year-ago quarter.

Other Business Metrics

Listener Hours: Total listener hours grew 29% to 5.04 billion for the second quarter of 2014, compared to 3.91 billion for the same period last year.

Active Listeners: Active listeners were 76.4 million at the end of the second quarter of 2014, an increase of 7.5% from 71.1 million from the same period last year.

Guidance

Based on information available as of July 24, 2014, the Company is providing the following financial guidance:

Third Quarter 2014 Guidance: Revenue is expected to be in the range of $235 million to $240 million. Non-GAAP diluted EPS is expected to be between $0.05 and $0.08. Non-GAAP EPS excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 221 million diluted weighted average shares outstanding for the three months ending September 30, 2014.

Full Year 2014 Guidance: Non-GAAP revenue is now expected to be in the range of $895 million to $915 million, up from prior full-year guidance of $880 million to $900 million. Non-GAAP diluted EPS is expected to be between $0.16 and $0.19, up from prior full-year guidance of $0.14 and $0.18. Non-GAAP EPS excludes revenue relating to our subscription return reserve, stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position, and is based on 219 million diluted weighted average shares outstanding for the twelve months ending December 31, 2014.

Second Quarter Ended June 30, 2014 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss second quarter 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 62436922, and available via webcast until August 7, 2014.

ABOUT PANDORA

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” – a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Transition Report on Form 10-K and our Form 10-Q for the current period, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-KT and Form 10-Q, each as they may be amended from time to time. The Company’s results of operations for the current period are not necessarily indicative of the Company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP total revenue, non-GAAP subscription revenue, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP basic EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

These non-GAAP financial measures differ from GAAP in that they exclude an effect on revenue from our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights and stock-based compensation and amortization of intangible assets.

The subscription return reserve consisted of revenue that we deferred on a GAAP basis because we had limited operating history with certain mobile subscription refund rights prior to the first quarter of 2014. We were required to defer revenue until the refund rights lapsed or until we developed sufficient operating history to estimate a reserve. In periods prior to the first quarter of 2014, the subscription return reserve was excluded from the subscription and other revenue line of our GAAP presentation and included in this line of our non-GAAP presentation. In the first quarter of 2014, we established sufficient operating history to estimate a reserve for these mobile subscription refund rights going forward. As such, the GAAP revenue results for the first quarter of 2014 include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve. For periods ending as of and prior to the first quarter of 2014, management included an effect on revenue relating to our subscription return reserve because we believe that this non-GAAP measure provides greater comparability with future GAAP revenue.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - other

• Product development

• Sales and marketing

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Will Valentine

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated  Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
Advertising	$127,555	$177,324	$224,269	$317,958
Subscription and other	25,549	41,570	43,959	95,251
Total revenue	153,104	218,894	268,228	413,209

Cost of revenue
Cost of revenue - Content acquisition costs	79,828	111,461	165,651	219,736
Cost of revenue - Other (1)	10,847	13,989	20,623	28,968
Total cost of revenue	90,675	125,450	186,274	248,704
Gross profit	62,429	93,444	81,954	164,505

Operating expenses
Product development (1)	7,895	13,076	14,562	24,907
Sales and marketing (1)	44,371	66,232	82,416	128,096
General and administrative (1)	16,931	25,865	30,286	52,226
Total operating expenses	69,197	105,173	127,264	205,229
Loss from operations	(6,768)	(11,729)	(45,310)	(40,724)

Other income (expense), net	(122)	100	(249)	192
Loss before provision for income taxes	(6,890)	(11,629)	(45,559)	(40,532)

Income tax expense	(12)	(99)	(29)	(127)
Net loss	$(6,902)	$(11,728)	$(45,588)	$(40,659)

Basic and diluted net loss per share	$(0.04)	$(0.06)	$(0.26)	$(0.20)
Weighted-average basic and diluted shares	174,789	205,706	173,766	202,798

(1) Includes stock-based compensation expense as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
Cost of revenue - Other	$482	$1,032	$895	$1,913
Product development	2,394	4,426	3,839	7,887
Sales and marketing	5,027	9,922	9,448	18,233
General and administrative	2,235	5,233	2,480	9,972
Total stock-based compensation expense	$10,138	$20,613	$16,662	$38,005

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	As of December 31,	As of June 30,
	2013	2014
Assets	(audited)	(unaudited)
Current assets:
Cash and cash equivalents	$245,755	$157,848
Short-term investments	98,662	166,429
Accounts receivable, net	164,023	177,218
Prepaid expenses and other current assets	10,343	10,512
Total current assets	518,783	512,007

Long-term investments	105,686	113,647
Property and equipment, net	35,151	40,147
Other long-term assets	13,715	13,701
Total assets	$673,335	$679,502

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,413	$11,395
Accrued liabilities	14,881	13,147
Accrued royalties	66,110	72,259
Deferred revenue	42,650	22,763
Accrued compensation	17,952	31,102
Total current liabilities	156,006	150,666

Other long-term liabilities	9,098	10,374
Total liabilities	165,104	161,040

Stockholders’ equity
Common stock	20	21
Additional paid-in capital	675,103	725,776
Accumulated deficit	(166,591)	(207,250)
Accumulated other comprehensive loss	(301)	(85)
Total stockholders’ equity	508,231	518,462
Total liabilities and stockholders’ equity	$673,335	$679,502

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
	(recast)		(recast)
Operating Activities
Net loss	$(6,902)	$(11,728)	$(45,588)	$(40,659)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	2,501	3,763	4,535	7,109
Stock-based compensation	10,138	20,613	16,662	38,005
Amortization of premium on investments	20	686	80	1,380
Amortization of debt issuance costs	66	50	132	99
Changes in assets and liabilities:
Accounts receivable	(17,707)	(28,898)	(14,060)	(13,195)
Prepaid expenses and other assets	(9,459)	1,846	(10,602)	(3,366)
Accounts payable and accrued liabilities	12,127	(306)	14,038	1,095
Accrued royalties	(5,603)	(2,440)	3,750	6,145
Accrued compensation	4,486	11,483	421	10,748
Deferred revenue	5,431	(5,360)	12,853	(19,887)
Reimbursement of cost of leasehold improvements	276	3,161	276	3,161
Net cash used in operating activities	(4,626)	(7,130)	(17,503)	(9,365)

Investing Activities
Purchases of property and equipment	(6,693)	(4,537)	(11,011)	(16,311)
Changes in restricted cash	(3,200)	-	(3,200)	-
Purchases of investments	(10,069)	(78,533)	(23,434)	(194,122)
Proceeds from maturities of investments	10,860	82,821	29,690	116,831
Payments related to acquisition	(400)	-	(400)	-
Net cash used in investing activities	(9,502)	(249)	(8,355)	(93,602)

Financing activities
Proceeds from employee stock purchase plan	-	1,619	-	2,482
Proceeds from issuance of common stock	2,053	2,811	6,086	12,562
Net cash provided by financing activities	2,053	4,430	6,086	15,044

Effects of foreign currency translation on cash and cash equivalents	(48)	1	(54)	16

Net decrease in cash and cash equivalents	(12,123)	(2,948)	(19,826)	(87,907)
Cash and cash equivalents at beginning of period	52,236	160,796	59,939	245,755
Cash and cash equivalents at end of period	$40,113	$157,848	$40,113	$157,848

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
	(recast)		(recast)
Revenue
GAAP total revenue	$153,104	$218,894	$268,228	$413,209
Subscription return reserve	5,331	-	7,248	(14,186)
Non-GAAP total revenue	$158,435	$218,894	$275,476	$399,023

Gross profit
GAAP gross profit	$62,429	$93,444	$81,954	$164,505
Subscription return reserve	5,331	-	7,248	(14,186)
Stock-based compensation: Cost of revenue - Other	482	1,032	895	1,913
Non-GAAP gross profit	$68,242	$94,476	$90,097	$152,232

Net income (loss)
GAAP net loss	$(6,902)	$(11,728)	$(45,588)	$(40,659)
Subscription return reserve	5,331	-	7,248	(14,186)
Amortization of intangibles	-	182	-	364
Stock-based compensation	10,138	20,613	16,662	38,005
Non-GAAP net income (loss)	$8,567	$9,067	$(21,678)	$(16,476)

Basic EPS
GAAP basic EPS	$(0.04)	$(0.06)	$(0.26)	$(0.20)
Subscription return reserve (1)	0.03	-	0.04	(0.07)
Amortization of intangibles (1)	-	-	-	-
Stock-based compensation (1)	0.06	0.10	0.10	0.19
Non-GAAP basic EPS	$0.05	$0.04	$(0.12)	$(0.08)

Shares used in computing basic EPS	174,789	205,706	173,766	202,798

Diluted EPS
GAAP diluted EPS	$(0.04)	$(0.06)	$(0.26)	$(0.20)
Subscription return reserve (1)	0.03	-	0.04	(0.07)
Amortization of intangibles (1)	-	-	-	-
Stock-based compensation (1)	0.05	0.09	0.10	0.19
Non-GAAP diluted EPS	$0.04	$0.04	$(0.12)	$(0.08)

Shares used in computing diluted EPS	195,487	218,602	173,766	202,798

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	Three months ended				Year Ended	Three months ended				Year Ended	Three months ended
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	12/31/2013	3/31/2014	6/30/2014
	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)	(recast)
Advertising RPMs
Traditional computer	$43.23	$53.99	$57.06	$59.31	$53.47	$44.63	$58.53	$58.44	$61.92	$55.84	$52.75	$62.43
Mobile and other connected devices	15.73	22.25	23.51	25.52	22.15	20.43	32.56	35.31	36.20	30.93	29.46	36.00
Total	$22.45	$29.33	$30.30	$32.33	$28.92	$24.85	$37.89	$39.68	$40.95	$35.66	$33.40	$40.11

Total RPMs
Traditional computer	$42.80	$52.07	$55.51	$57.67	$52.01	$45.17	$56.73	$57.50	$61.28	$55.18	$54.42	$61.01
Mobile and other connected devices	16.68	23.25	24.87	26.93	23.38	22.41	34.37	38.75	39.99	33.89	37.43	39.88
Total	$23.86	$30.40	$31.70	$33.68	$30.23	$26.96	$39.17	$42.49	$44.14	$38.19	$40.51	$43.41

Total RPMs based on non-GAAP revenue
Traditional computer	$42.92	$52.20	$55.64	$57.83	$52.15	$45.36	$57.09	$57.68	$61.32	$55.37	$52.92	$61.01
Mobile and other connected devices	17.06	23.65	25.20	27.34	23.76	22.92	36.01	39.32	40.10	34.57	34.15	39.88
Total	$24.16	$30.74	$31.98	$34.03	$30.55	$27.41	$40.53	$42.98	$44.23	$38.77	$37.55	$43.41